Exhibit 23.2

          CONSENT OF EHRHARDT KEEFE STEINER AND HOTTMAN PC


We consent to the incorporation by reference in this Registration Statement of Factual Data Corp. on Form S-3 (File 333- ) of our report dated February 10, 1999, appearing in the Annual Report on Form 10-KSB of Factual Data Corp. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                Ehrhardt Keefe Steiner and Hottman PC





Denver, Colorado
June 8, 1999